Exhibit 10.47

GUARANTY

GUARANTY (this “Guaranty”), made as of the 31st day of December 2007, by MF GLOBAL LTD., a Bermuda corporation, having an address at 717 Fifth Avenue, New York, New York 10022 (“Guarantor”), to NY-717 FIFTH AVENUE, L.L.C., a Delaware limited liability company, having an address c/o Equity Office, 717 Fifth Avenue, New York, New York, 10022 (“Landlord”).

W I T N E S S E T H :

WHEREAS, by Agreement of Lease, dated as of December 31, 2007 (the “Lease”), Landlord did demise and let to MF GLOBAL HOLDINGS USA INC. (“Tenant”), and Tenant did hire and take from Landlord, the entire ninth (9th), the entire eleventh (11th) and the entire twelfth (12th) floor, as more particularly identified in the Original Lease (the “Premises”), in the building known as and by the street address of 717 Fifth Avenue, New York, New York (the “Building”); and

WHEREAS, for ten dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce Landlord to accept the Lease as aforesaid, Guarantor hereby covenants and agrees as follows:

(I) Guarantor hereby unconditionally, absolutely and irrevocably guarantees to Landlord the prompt payment when due of Tenant pursuant to the Lease (as the same may be amended from time to time) of all monetary obligations of Tenant including, without limitation, all Gross Rent (as such term is defined in the Lease) and other sums payable by Tenant thereunder and the full and faithful performance and observance by Tenant of all of the terms, covenants, conditions, agreements and obligations now or hereafter to be paid, performed and/or observed by Tenant pursuant to the Lease, in each case in strict accordance with the terms of the Lease (all such terms, covenants, conditions, agreements and obligations being herein collectively referred to as the “Obligations”) and agrees to pay on demand any and all expenses (including reasonable counsel fees) and disbursements (including, without limitation, all court costs, filing fees, recording costs and all other costs and expenses incurred in connection therewith) incurred by Landlord in enforcing its rights under this Guaranty. Without limiting the generality of the foregoing definition of “Obligations” in the prior sentence, Guarantor’s liability under this Guaranty shall extend to all amounts that constitute part of the Obligations and would be owed by Tenant to Landlord under the Lease but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving Tenant.

(II) Guarantor guarantees that the Obligations will be paid strictly in accordance with the terms of the Lease, regardless of any law, statute, rule, regulation, decree or order now or hereafter in effect in any jurisdiction affecting or purporting to affect in any manner any of such terms or the rights or remedies of Landlord with respect thereto. The obligations of Guarantor under this Guaranty (i) are independent of the Obligations and (ii) shall not be offset by any amounts held by Landlord as security for Tenant’s obligations under the Lease. The liability of Guarantor under this Guaranty shall be absolute and unconditional, shall not be affected, released, terminated, discharged or impaired, in whole or in part, by, and Landlord may proceed to exercise any right or remedy hereunder, irrespective of:

(i) any lack of genuineness, regularity, validity, legality or enforceability, or the voidability, of the Lease or any other agreement or instrument relating thereto;

(ii) any amendment, modification or extension of the terms of the Lease, including the exercise of any option or the substitution of any space for all or any portion of the Premises;

(iii) any change in the time, manner or place of payment, performance or observance of all or any of the Obligations or any extensions of time for payment, performance or observance, whether in whole or in part, of the terms of the Lease on the part of Tenant to be paid, performed or observed, as applicable;

(iv) any amendment or waiver of, or any assertion or enforcement or failure or refusal to assert or enforce, or any consent or indulgence granted by Landlord with respect to a departure from, any term of the Lease, including, without limiting the generality of the foregoing, the waiver of any default by Tenant, or the making of any other arrangement with, or the accepting of any compensation or settlement from, Tenant unless the settlement is expressly stated to accrue to the benefit of Guarantor as well;

(v) any failure or delay of Landlord to exercise, or any lack of diligence in exercising, any right or remedy with respect to the Lease;

(vi) any dealings or transactions between Landlord and Tenant, whether or not Guarantor shall be a party to or cognizant of the same;

(vii) the exercise of any right or remedy under the Lease, or the obtaining of any judgment against Tenant, or the taking of any action to enforce the same;

(viii) any bankruptcy, insolvency, assignment for the benefit of creditors, receivership, trusteeship or dissolution of or affecting Tenant;

(ix) any exchange, surrender or release, in whole or in part, of any security which may be held by Landlord at any time for or under the Lease or in respect of the Obligations;

(x) any other guaranty now or hereafter executed by Guarantor or any other guarantor or the release of any other guarantor from liability for the payment, performance or observance of any of the Obligations or any of the terms of the Lease on the part of Tenant to be paid, performed or observed, as applicable, whether by operation of law or otherwise;

(xi) any rights, powers or privileges Landlord may now or hereafter have against any person, entity or collateral in respect of the Obligations;

(x) Landlord’s consent to any assignment/or successive assignments of the Lease by Tenant, or to the subletting of all or any portion of the Premises;

(xi) the failure to give Guarantor any notices whatsoever; or

(xii) any other circumstance which might in any manner or to any extent constitute a defense available to Tenant, or vary the risk of Guarantor, or might otherwise constitute a legal or equitable discharge or defense available to a surety or guarantor, whether similar or dissimilar to the foregoing;

all from time to time before or after any default by Tenant under the Lease, and with or without further notice to or assent from Guarantor. This Guaranty shall continue to be effective or be reinstated, as the case may be, and the rights of Landlord hereunder shall continue with respect to, any Obligation (or portion thereof) at any time paid by Tenant which shall thereafter be required to be restored or returned by Landlord upon the insolvency, bankruptcy or reorganization of Tenant, or for any other reason, all as though such Obligation (or portion thereof) had not been so paid or applied.

3. Guarantor represents and warrants to Landlord as follows:

(a) Guarantor is a duly organized and validly existing corporation under the laws of the jurisdiction indicated on page 1 in respect of Guarantor, and Guarantor has full power, authority and legal right to execute and deliver this Guaranty and to perform fully and completely all of its obligations hereunder;

(b) the execution, delivery and performance of this Guaranty by Guarantor has been duly authorized by all necessary corporate action, will not violate any provision of any law, regulation, order or decree of any governmental authority, bureau or agency or of any court binding on Guarantor, or any provision of the charter or by-laws of Guarantor, or of any contract, undertaking or agreement to which Guarantor is a party or which is binding upon Guarantor or any of its property or assets and will not result in the imposition or creation of any lien, charge or encumbrance on, or security interest in, any of its property or assets pursuant to the provisions of any of the foregoing;

(c) all necessary resolutions, consents, licenses, approvals and authorizations of any person or entity required in connection with the execution, delivery and performance of this Guaranty have been duly obtained and are in full force and effect;

(d) this Guaranty has been duly executed and delivered by a duly authorized officer of Guarantor and constitutes a legal, valid and binding obligation of Guarantor enforceable against it in accordance with its terms, subject as to enforcement of remedies to any applicable bankruptcy, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights generally and doctrines of equity affecting the availability of specific enforcement as a remedy; and

(e) Guarantor owns 100% of the legal and beneficial interest of Tenant.

4. Guarantor hereby waives (i) the right to trial by jury in any action or proceeding of any kind arising on, under, out of, or by reason of or relating, in any way, to this Guaranty or the interpretation, breach or enforcement hereof, and (ii) the right to interpose any setoff or counterclaim of any nature or description in any action or proceeding arising hereunder or with respect to this Guaranty.

5. Without limiting Guarantor’s obligations elsewhere under this Guaranty, if Tenant, or Tenant’s trustee, receiver or other officer with similar powers with respect to Tenant, rejects, disaffirms or otherwise terminates the Lease pursuant to any bankruptcy, insolvency, reorganization, moratorium or any other law affecting creditors’ rights generally, Guarantor shall, upon request of Landlord given within thirty (30) days next following any such rejection, disaffirmance or termination (and actual notice thereof in the event of a disaffirmance or rejection or in the event of such termination), be deemed to have assumed, from and after the date such rejection, disaffirmance or other termination of the Lease is deemed effective, all obligations and liabilities of Tenant under the Lease to the same extent as if Guarantor had been originally named instead of Tenant as a party to the Lease and the Lease had never been so rejected, disaffirmed or otherwise terminated. Guarantor, upon such assumption, shall be obligated to perform and observe all of the covenants whether theretofore accrued or thereafter accruing and Guarantor shall be subject to any rights or remedies of Landlord which may have theretofore accrued or which may thereafter accrue against Tenant on account of any default under the Lease, notwithstanding that such defaults existed prior to the date Guarantor was deemed to have automatically assumed the Lease or that such rights or remedies are unenforceable against Tenant by reason of such rejection, disaffirmance or other termination. Guarantor shall confirm such assumption at the request of Landlord upon or after such rejection, disaffirmance or other termination, but the failure to do so shall not affect such assumption. Guarantor, upon the assumption of the Lease, shall have all of the rights of Tenant under the Lease (to the extent permitted by law). Neither Guarantor’s obligation to make payment in accordance with this Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed, stayed, released or limited in any manner by any impairment, modification, change, release, limitation or stay of the liability of Tenant or its estate in bankruptcy or any remedy for the enforcement thereof, resulting from the operation of any present of future provision of the Bankruptcy Code of the United States or other statute or from the decision of any court interpreting any of the same, and Guarantor shall be obligated under this Guaranty as if no such impairment, stay, modification, change, release or limitation had occurred.

6. Guarantor shall be jointly and severally liable with Tenant. Landlord may commence any action or proceeding based upon this Guaranty directly against Tenant alone, or jointly against Tenant and Guarantor, or against Guarantor alone without first prosecuting or exhausting any remedy or claim against Tenant.

7. Any and all amounts required to be paid by Guarantor hereunder shall be paid in lawful money of the United States of America and in immediately available funds to Landlord. All payments by Guarantor shall be made for the benefit of Landlord in accordance with the terms herein set forth without setoff or counterclaim.

8. In the event Guarantor shall pay any charge payable under the Lease or shall perform or observe any covenant in the Lease on the part of Tenant to be paid, performed or observed, as applicable, Landlord shall be deemed to and does hereby accept such payment, performance or observance, as applicable, as remedying the non-payment, non-performance or non-observance of the applicable covenant under the Lease on the part of Tenant to be paid, performed or observed, as applicable.

9. Guarantor hereby waives all rights of subrogation and any claim or other rights that it may now or hereafter acquire against either Tenant or any insider guarantor that arise from the existence, payment, performance or enforcement of Guarantor’s obligations under this Guaranty or any other documents executed in connection herewith (collectively the “Guaranty Documents”), including, without limitation, any right of reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of Landlord against either Tenant or any other insider guarantor, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from either Tenant or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right. If any amount shall be paid to Guarantor in violation of the preceding sentence at any time prior to the indefeasible cash payment in full of all amounts payable under this Guaranty, such amount shall be held in trust for the benefit of Landlord and shall forthwith be paid to Landlord to be credited and applied to all amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Lease and the Guaranty Documents, or to be held as collateral for any amounts payable under this Guaranty thereafter arising. Guarantor acknowledges that it has and will receive direct and indirect benefits from the Lease and the Guaranty Documents and that the waiver set forth in this subsection is knowingly made in contemplation of such benefits. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment of any of the Obligations is rescinded or must otherwise be returned by Landlord upon the insolvency, bankruptcy or reorganization of Tenant, or otherwise, all as though such payment had not been made.

10. No amendment or waiver of any provision of this Guaranty nor consent to any departure by Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by Landlord, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No delay on the part of Landlord in exercising any rights hereunder or failure to exercise the same shall operate as a waiver of such rights and no notice to or demand on Guarantor shall be deemed to be a waiver of the obligation of Guarantor or of the right of Landlord to take further action without notice or demand. The maintenance of any action or proceeding by Landlord to recover any sum or sums that may be or become due under the Lease and to secure the performance of any of the other terms, covenants and conditions of the Lease shall not preclude Landlord from thereafter instituting and maintaining subsequent actions or proceedings for any subsequent default or defaults of Tenant under the Lease.

11. All rights and remedies of Landlord under this Guaranty shall be cumulative and may be exercised singly or concurrently.

12. Guarantor agrees that it will, at any time and from time to time, within ten (10) days following request by Landlord, execute and deliver to Landlord a statement certifying that this Guaranty is unmodified and in full force and effect (or if modified, that the same is in full force and effect as modified and stating such modifications).

13. Any notices, demands, requests, consents or other communications given or required to be given under or in connection with this Guaranty (“Notices”) shall be effective only if in writing and

(a) if to Guarantor, then sent by registered or certified mail, return receipt requested, postage prepaid, or by reputable overnight courier, to the address set forth above Attention: General Counsel, or to such other address as Guarantor may designate for such purpose by like notice with a copy to Hughes Hubbard & Reed LLP, One Battery Park Place, New York, New York 10009, Attention: Samuel Sultanik, Esq.; or

(b) if to Landlord, sent by registered or certified mail, return receipt requested, postage prepaid, or by reputable overnight courier, addressed to Landlord’s address as set forth in this Guaranty to the attention of Property Manager and The Blackstone Group, 345 Park Avenue, New York, New York 10154, Attention: Marshall K. Findley and Adam Goldenberg and Equity Office, Two North Riverside Plaza, Suite 2100, Chicago, Illinois 60606, Attention: General Counsel or to such other addresses as Landlord may designate for such purpose by like notice; with a copy of default notices to Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022, Attention: Robert S. Nash, Esq., or to such other address(es); and

(c) if to Tenant, then sent by registered or certified mail, return receipt requested, postage prepaid, or by reputable overnight courier, addressed to Tenant at the Premises Attention: General Counsel or to such other address as Tenant may designate for such purpose by like notice, or delivered by hand to Tenant at the Premises or at the address to which a mailed notice would be sent pursuant to this clause (c), with a copy to Hughes Hubbard & Reed LLP, One Battery Park Place, New York, New York 10004, Attention: Samuel Sultanik, Esq.

Any such bill, statement, notice, demand, request, consent or other communication shall be deemed to have been rendered or given (a) on the date delivered, if delivered by hand, or (b) on the earlier of (x) the date actually received or (y) the third (3rd) business day after mailing if sent by registered or certified mail, or (c) the next business day, if sent by reputable overnight courier.

14. This Guaranty is a continuing guaranty and shall (i) remain in full force and effect until payment, performance and/or observance in full of the Obligations and all other amounts payable under this Guaranty, (ii) be binding upon Guarantor, its successors and assigns, and (iii) inure to the benefit of and be enforceable by Landlord and its successors, transferees and assigns or by any person to whom Landlord’s interest in the Lease may be assigned. Wherever in this Guaranty reference is made to Landlord or Tenant, the same shall be deemed to refer also to the then successor or assign of Landlord or Tenant.

15. This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely within said state.

16. If any term, covenant, condition or provision of this Guaranty or the application thereof to any circumstance or to Guarantor shall be invalid or unenforceable to any extent, the remaining terms, covenants, conditions and provisions of this Guaranty or the application thereof to any circumstances or to Guarantor other than those as to which any term, covenant, condition or provision is held invalid or unenforceable, shall not be affected thereby and each remaining term, covenant, condition and provision of each, shall not be affected thereby and each remaining term, covenant, condition and provision of this Guaranty shall be valid and shall be enforceable to the fullest extent permitted by law.

17. (a) To the extent Guarantor or any of his property has, or may hereafter acquire, directly or indirectly, any right of immunity from the jurisdiction of any court or from any legal process (including immunity from attachment prior to judgment) on the grounds of diplomatic status, sovereignty or any other claims for immunity, Guarantor hereby irrevocably waives any such right or immunity in respect of its obligations arising under or in connection with this Guaranty. Guarantor represents and warrants to Landlord that it is not now entitled, directly or indirectly, to any such diplomatic or sovereign immunity or any other form of immunity and agrees that, should Landlord bring any suit, action or proceeding in the State of New York or any other jurisdiction to enforce any obligation or liability of Guarantor arising under or in connection with this Guaranty, no such immunity will be claimed by or on behalf of Guarantor.

(b) All disputes arising out of or relating to this Guaranty and all actions to enforce this Guaranty may be adjudicated in the state courts of New York or the federal courts sitting in The City of New York and Guarantor hereby irrevocably submits to the jurisdiction of such courts in any suit, action or proceeding arising out of or relating to this Guaranty or in any action to enforce this Guaranty. So far as is permitted under applicable law, this consent to personal jurisdiction shall be self-operative and no further instrument or action, other than service of process in one of the manners specified in this Section 17, or as otherwise permitted by law, shall be necessary in order to confer jurisdiction upon Guarantor in any such court.

(c) Provided that service of process is effected upon Guarantor in one of the manners hereafter specified or as otherwise permitted by law, Guarantor irrevocably waives, to the fullest extent permitted by law, and agrees not to assert, by way of motion, as a defense or otherwise (i) any objection which it may have or may hereafter have to the laying of the venue of any such suit, action or proceeding brought in any court which is mentioned in Section 17(b) or (ii) any claim than any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. Provided that service of process is effected upon Guarantor in one of the manners specified in this Section 17 or as otherwise permitted by law, Guarantor agrees that any final judgment from which Guarantor has not or may not appeal or further appeal in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon Guarantor and may, so far as is permitted under the applicable law, be enforced in any domestic or foreign courts to the jurisdiction of which Guarantor is subject.

(d) Guarantor hereby consents to process being served in any suit, action or proceeding relating to this Guaranty either by (i) the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to Guarantor at the address for Notices, as provided in Section 13(a), or (ii) personal delivery of a copy thereof to such person on a business day at its address for Notices, as provided in Section 13(a). Guarantor hereby designates, appoints and empowers Howard Schneider, 717 Fifth Avenue, 9th Floor, New York,

New York 10022, as its true and lawful agent for service of process to receive and accept on its behalf service of process in any suit, action or proceeding with respect to or arising out of this Guaranty brought in any court located in the State of New York.

(e) Guarantor shall execute and deliver to Landlord all such further instruments as may be necessary to make effective any provision of this Section 1.

(f) Nothing in this Section 17 shall affect the right of Landlord to serve process in any manner permitted by law or limit the right of Landlord pursuant to applicable law to bring proceedings against Guarantor in the courts of any jurisdiction or jurisdictions.

IN WITNESS WHEREOF, Guarantor and Tenant have executed and delivered this Guaranty as of the date first above written.

GUARANTOR

MF GLOBAL LTD.

By:	/s/ Thomas M. Harte
Name:	Thomas M. Harte
Title:	EVP

TENANT

MF GLOBAL HOLDINGS USA INC.

By:	/s/ Ira Polk
Name:	Ira Polk
Title:	President & CFO